Exhibit 5.1 / 23.4

Brown Shoe Company, Inc.
8300 Maryland Avenue
St. Louis, MO 63105-3693
314-854-4000

May 26, 2011

Brown Shoe Company, Inc.
8300 Maryland Avenue
St. Louis, Missouri  63105

Ladies and Gentlemen:

As Senior Vice President, General Counsel and Corporate Secretary of Brown Shoe Company, Inc., a New York corporation (“the Company”), I am familiar with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company pursuant to the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission, relating to 2,249,572 shares (the “Shares”) of Common Stock, par value $0.01 per share, of the Company that may be sold pursuant to the Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2011 (the “Plan”).

In connection herewith I have examined the Registration Statement, originals or copies, certified or otherwise identified to my satisfaction, of the Restated Certificate of Incorporation and the Bylaws of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and I have made certain legal and factual inquiries, as I deemed necessary or appropriate to render the opinions hereinafter expressed.  In my examination of the foregoing, I assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies.  When relevant facts were not independently established, I relied without independent investigation as to matters of fact upon statements and certificates of appropriate officers and representatives of the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, and upon my review of applicable statutes and case law, I am of the opinion that the Shares to which the Registration Statement relate have been duly authorized and upon issuance, delivery and payment therefor, in accordance with the terms of the Plan and any relevant agreements thereunder, will be legally issued, fully paid and nonassessable.

The opinions expressed herein are rendered solely for your benefit are not to be otherwise used, circulated, quoted or referred to without my prior written consent.  The opinions reflect only the application of the Federal laws of the United States and, to the extent required by the foregoing opinions, the laws of the State of New York.  I advise you that I am not licensed as an attorney in the State of New York.  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same.  The opinions are based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

I do not give any opinions except as set forth above.  I hereby consent to the inclusion of my opinion as Exhibit 5.1 to the Registration Statement.  I also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares.  In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Michael I. Oberlander
Michael I. Oberlander, Esq.
Senior Vice President, General Counsel and Corporate Secretary